AMENDMENT

TO

SUPPLEMENTAL PAYMENT AGREEMENT

WHEREAS, Pacific Life & Annuity Company (“Company”) and JPMorgan Investment Advisors Inc., (“JPMIA”) have entered into a Supplemental Payment Agreement effective August 1, 2005 (the “Agreement”);

WHEREAS, effective January 1, 2010 JPMIA will transfer its investment advisory business to J.P. Morgan Investment Management Inc. (“JPMIM”)

WHEREAS, Company and JPMIA desire to revise Agreement effective as of January 1, 2010;

NOW THEREFORE, the Agreement is hereby amended as follows:

Any reference to JPMIA in the Agreement is deleted in its entirety and is replaced with a reference to JPMIM.

Except to the extent modified by the Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date written above:

Pacific Life & Annuity Company	J.P. Morgan Investment Management Inc.

By: /s/ Anthony J. Dufault	By: /s/ Gary J. Madich
Authorized Signature	Authorized Signature

Name: Anthony J. Dufault	Name: Gary J. Madich

Title: AVP, Investment Marketing Group	Title: Managing Director

Date: 12-30-09	Date: 12-15-09

JPMorgan Investment Advisors Inc.

By: /s/ John C. Noel
Authorized Signature

Name: John C. Noel

Title: Treasurer & CFO

Date: 12-16-09